UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

NEXT 1 INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2690 Weston Road, Suite 200 Weston, Florida 33331
(Address of principal executive offices)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 12, 2011, the board of directors appointed Warren Kettlewell to the board of directors of the Company.  A description of Mr. Kettlewell’s relevant business experience is detailed below.

Warren Kettlewell, age 64, Director

Mr. Kettlewell is a director of the Company.  Prior to joining the Company’s board of directors, Mr. Kettlewell was an active investor of the Company for the prior five years.  Mr. Kettlewell is currently the President and Chief Executive Officer of Cardar Investments Limited, a privately owned investment company involved in real estate development (“Cardar”).  Mr. Kettlewell has held these respective positions at Cardar since founding the company in 1983.  Additionally, since 1990, Mr. Kettlewell has been active shareholder in and advisor to Cango Petroleum, Inc., a company in the business of owning and operating independent retail gas stations in Canada.  The Company believes that the addition of Mr. Kettlewell to the board of directors will enhance the board with his business and real estate industry experience.

Relationships

Mr. Kettlewell does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT 1 INTERACTIVE, INC.

Date: January 18, 2011	By:	/s/ William Kerby
William Kerby
Chief Executive Officer